UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C. 20549

                                  FORM 8-K

                                CURRENT REPORT
                        PURSUANT TO SECTION 13 OR 15(d)
                    OF THE SECURITIES EXCHANGE ACT OF 1934

    Date of Report (Date of earliest event reported) August 4, 2003

                         SELAS CORPORATION OF AMERICA

            (Exact name of registrant as specified in its charter)



                                 Pennsylvania
                (State or other jurisdiction or Incorporation)


                1-5005                                23-1069060
         (Commission File Number)    (IRS Employer Identification No.)

     1260 Red Fox Road Arden Hills, Minnesota 55112
     (Address of principal executive offices) (Zip Code)

                                651-636-9770

                              Not Applicable
     (Former name, former address and former fiscal year, if changed since last report)







  ITEM 5. OTHER EVENTS AND REGULATION FD DISCLOSURE

  On August 4, 2003 the Company's wholly owned subsidiary, Selas SAS, filed insolvency in France. At June 30, 2003, Selas SAS had total assets of $18.5 million and $29.0 million of liabilities. A portion of the liabilities, including approximately $7.5 million in bank debt and approximately $3.0 million of other liabilities are either guaranteed by the parent or are a joint liability. The Company expects to take a minimum pre-tax charge of approximately $1.6 million in the third quarter. In addition, the Company may be subject to additional litigation as a result of the subsidiary's insolvency filing. See the Company's press release attached as Exhibit 99.1.



  ITEM 7.     FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION AND
  EXHIBITS.


  (c) EXHIBITS


  Exhibit 99.1  Press Release dated August 5, 2003

  ITEM 12. RESULTS OF OPERATIONS AND FINANCIAL CONDITION

  On August 5, 2003 the Company reported its results for the three and six months ended June 30, 2003. The earnings release is attached as Exhibit 99.1.




























                                   SIGNATURE

  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                            Selas Corporation of America





                                     By: /s/ Robert F. Gallagher
                                    ------------------------------
                                    Robert F. Gallagher
                                    Vice President and Chief Financial Officer



  Date: August 5, 2003



























                                                                   Exhibit 99.1


  FROM: SELAS CORPORATION OF AMERICA                                    SCA-444

  CONTACT:   Robert F. Gallagher 651-604-9638


                                                          FOR IMMEDIATE RELEASE



                     SELAS CORPORATION OF AMERICA REPORTS

          SECOND-QUARTER RESULTS; FRENCH SUBSIDIARY FILES INSOLVENCY


         Precision Miniature Medical and Electronic Products Business
                          Grows from Year-Ago Period

  ST. PAUL, Minn. - August 5, 2003 - Selas Corporation of America (AMEX: SLS) today reported results for the second quarter and six months ended June 30, 2003.
      For the second quarter, the Company had a net loss from continuing operations of $649,000, or $.13 per share, on sales of $17.2 million. This compares with continuing operations net income of $74,000, or $.01 per share, on sales of $18.0 million for the second quarter of 2002. For the six-month period, the Company reported a net loss from continuing operations of $1,078,000, or $.21 per share, on sales of $31.9 million, versus net income of $93,000, or $.02 per share, on sales of $34.7 million for the year-ago six months.
      Selas recognized a net loss of $682,000, or $.13 per share, from discontinued operations for the second quarter, compared with net income from discontinued operations in the comparable year-earlier period of $157,000, or $.03 per share. Second-quarter 2002 discontinued operations include: Selas' large furnace operation, which was sold in December 2002, and Deuer Manufacturing, which was sold in July 2003.
      For the second quarter of 2003, Selas reported a total net loss of $1,331,000, or $.26 per share, compared with net income of $231,000, or $.04 per share, in 2002. For the six months ended June 30, 2003, the total net loss was $1,567,000, or $.31 per share, compared with a net loss of $10,459,000, or $2.04 per share, for the year-ago period. 2002 six-month results included a $10.6 million, or $2.06 per share loss, due to a goodwill change in accounting.
      Mark S. Gorder, president and chief executive officer of Selas, reiterated that the Company's long-term strategy is to create accelerated growth for its Precision Miniature Medical and Electronic Products business. Selas' core competencies position it well to expand its line of medical products to capture significantly more business. 'With our expertise in the robotic manufacture of miniature and micro-miniature electronic products, we believe we are well-suited to compete in a medical device market,' Gorder said.
      For the six months ended June 30, 2003, Precision Miniature Medical and Electronic Products sales increased 6 percent to $18.7 million, from $17.5 million in the comparable 2002 period. Net income rose to $626,000 from $432,000 in the prior year. Results for this business were buoyed by Selas' small, but growing medical component business that saw year-over-year revenue growth of 98 percent. The medical component increase was primarily due to components within third-party medical products to detect air bubbles in IV lines and for safety needles included as part of implanted drug delivery systems. However, income from this segment was more than offset by losses in the company's Heat Technology segment and by corporate expenses.

  Selas SAS
      After four consecutive quarters of substantial losses together with a $1.3 million adverse judgment in the French Courts related to a subcontractor lawsuit, Selas' wholly owned French subsidiary, Selas SAS, filed for insolvency yesterday. Under French law, Selas SAS will be put in the hands of a government court administrator.
      Gorder stated: "Our Heat Technology business in Europe has suffered from the weak global capital-goods markets and the strengthening of the Euro. Deterioration of the business over the past four quarters and an uncertain future required Selas SAS to take this action."
      As a result of the filing, Selas Corporation of America will take a minimum pre-tax charge of $1.6 million in the third quarter. In addition, the Company may incur additional liabilities related to corporate guarantees and joint obligations or possible legal action against Selas in French courts; however, the Company cannot predict the impact of any such liabilities or actions on Selas.
      "We regret Selas SAS filing for insolvency; however, we believe without substantial additional investment, Selas SAS would be difficult to turn around. We believe this action is in the best long-term interest of Selas Corporation of America and its shareholders," Gorder said.
      As a result of the losses incurred to date and the insolvency of Selas SAS, the Company is out of compliance with certain covenants with its bank lenders. Management is currently in discussions with its banks to obtain the appropriate waivers.
            Gorder concluded, "Strong second-quarter performance for our Precision Miniature Medical and Electronic Products shows that we're on track for the future. We're building the company around these core product lines and divesting ourselves of our non-core assets."

  About Selas
  Headquartered in St. Paul, Minn., Selas Corporation of America designs, develops, engineers and manufactures microminiaturized medical and electronic products. The company's core business segment, Precision Miniature Medical and Electronic Products, supplies microminiaturized components, systems and molded plastic parts, primarily to the hearing instrument manufacturing industry, as well as the computer, electronics, telecommunications and medical equipment industries. Through its core competencies and robotic manufacturing expertise, Selas is well-positioned to compete in the hearing health market and a medical device market that increasingly demands products with increased miniaturization, better cost containment, more reliability and high customer satisfaction. The company has facilities throughout the United States, Asia and Europe. Selas' common stock is traded on the American Stock Exchange under the symbol "SLS."


  Forward-Looking Statements
  Statements as to the company's long-term strategy and other statements herein that include forward-looking terminology such as "may", "will", "believe", "expect", "optimistic" or "continue" or the negative thereof or other variations thereon are "forward-looking statements" within the meaning of the Securities Exchange Act of 1934 as amended. These forward-looking statements are affected by known and unknown risks, uncertainties and other factors that may cause Selas' actual results, performance or achievements to differ materially from the results, performance and achievements expressed or implied in the company's forward-looking statements. These risks, uncertainties and factors include the risk that the company may not be able to achieve its long-term strategy, risks arising in connection with the insolvency of Selas SAS, competition by competitors with more resources than the company, foreign currency risks arising from the company's foreign operations, the cyclical nature of the market for large custom engineered contracts, weakening demand for products of the company's other business segments due to general economic conditions, and possible non- performance of developing technological products.





  Selas Corporation of America
   Consolidated Statements of Operations




                                             Three Months Ended
                                           June 30,     June 30,
                                             2003         2002
                                         ------------ -------------
                                         (Unaudited)   (Unaudited)
  Sales, net                             $17,244,911   $17,983,975

  Operating costs and expenses
  cost of sales                           13,841,161    14,118,475
  Gross margin                             3,403,750     3,865,500

  Selling, general and administrative
  expenses                                 4,129,269     3,891,738

  Operating loss                            (725,519)      (26,238)

  Interest expense
                                            (215,273)     (117,256)
  Interest income                              6,714         7,902
  Other income, net                          165,329       159,093

  Income (loss) from continuing operations
  before income taxes                       (768,749)       23,501

  Income tax (benefit)                      (119,838)      (50,861)

  Income (loss) from continuing operations  (648,911)       74,362

  Income (loss) from discontinued
  operations, net of                        (682,268)      156,853
  income taxes (benefit)

  Net income (loss)                      $(1,331,179)     $231,215

  Income (loss) per share
  Basic
    Continuing operations                      $(.13)       $ .01
    Discontinued operations                     (.13)         .03
                                              $ (.26)        $.04
  Diluted
    Continuing operations                      $(.13)       $ .01
    Discontinued operations                     (.13)         .03
                                              $ (.26)        $.04








  Selas Corporation of America
  Consolidated Statements of Operations


                                              Six Months Ended
                                           June 30,     June 30,
                                             2003         2002
                                         ------------ -------------
                                         (Unaudited)   (Unaudited)
  Sales, net                             $31,880,927   $34,678,725

  Operating costs and expenses
  Cost of sales                           24,577,292    27,200,264
  Gross margin                             7,303,635     7,478,461

  Selling, general and administrative
    expenses                               8,349,720     7,575,704

  Operating loss                          (1,046,085)      (97,243)

  Interest expense                          (406,184)     (199,894)
  Interest income                              9,136        23,183
  Other income, net                          248,915       253,029

  Loss from continuing operations
  before income taxes                     (1,194,218)      (20,925)

  Income tax (benefit)                      (116,463)     (114,266)

  Income (loss) from continuing operations(1,077,755)       93,341

  Income (loss) from discontinued
  operations, net of                       (489,686)          (524)
  income taxes (benefit)

  Net income (loss) before change in
  accounting principle                   (1,567,441)        92,817

  Cumulative effect of change in
  accounting principle                                 (10,551,926)


  Net loss                               $(1,567,441) $(10,459,109)

  Income (loss) per share
  Basic
    Continuing operations                      $(.21)       $ .02
      Discontinued operations                   (.10)        (.00)
      Accounting principle change                 --        (2.06)
                                              $ (.31)      $(2.04)

  Diluted
    Continuing operations                      $(.21)       $ .02
      Discontinued operations                   (.10)        (.00)
      Accounting principle change                 --        (2.06)
                                              $ (.31)      $(2.04)


  Selas Corporation of America
  Consolidated Balance Sheets


                                             June 30,   December 31,
                                               2003         2002
                                           (Unaudited)    (Audited)
  Current assets

  Cash, including cash equivalents of
  $415,000 in 2003 and $418,000 in 2002    $ 1,293,127   $ 2,039,044
  and restricted cash of $415,000 in 2003 and $418,000 in 2002.

  Accounts receivable (including unbilled
  receivables of $2,404,000 in 2003
  and $1,447,000 in 2002)                   16,740,672    15,627,864

  Inventories                                9,332,828     9,393,802

  Refundable income tax                             --       336,758

  Deferred income taxes                      2,160,830     1,818,384

  Other current assets                       1,767,746     1,064,829

  Assets of discontinued operations         12,146,281    13,610,601

    Total current assets                    43,441,484    43,891,282

  Property, plant and equipment

  Land                                         231,943       231,943
  Buildings                                  5,149,415     5,149,415
  Machinery and equipment                   32,128,149    29,903,795

                                            37,509,507    35,285,153

  Less:  Accumulated depreciation           25,324,378    22,921,608

       Net property, plant and equipment    12,185,129    12,363,545

  Goodwill                                   5,376,317     5,376,317

  Deferred income taxes                        373,601       348,712

  Other assets, less amortization            1,706,172     1,575,539

                                           $63,082,703   $63,555,395





  Liabilities and Shareholders' Equity

                                               June 30,    December
                                                 2003         31,
  Current liabilities                        (Unaudited)     2002
                                                           (Audited)

  Notes payable                              $12,404,543 $10,920,984

  Current maturities of long-term debt         3,246,692   1,573,716

  Accounts payable                            11,686,286  11,046,373

  Customers' advance payments on contracts     2,686,761   2,457,499

  Guarantee obligations and estimated costs
    of service                                 1,281,242   1,188,361

  Other accrued liabilities                    8,051,112   6,194,679

  Liabilities of discontinued operations       4,982,840   6,955,654

      Total current liabilities               44,339,476  40,337,266

  Long-term debt                                 382,406   2,736,236

 Other postretirement benefit obligations      4,068,787   3,866,154

  Contingencies and commitments

  Shareholders' equity

  Common shares, $1 par; 10,000,000 shares
    authorized; 5,634,968 shares issued        5,634,968   5,634,968

  Additional paid-in capital                  12,008,915  12,012,541

  Retained earnings                              179,442   1,743,256

  Accumulated other comprehensive loss        (2,266,213) (1,509,948)

  Less:  515,754 common shares held
         in treasury, at cost                 (1,265,078) (1,265,078)

      Total shareholders' equity              14,292,034  16,615,739

                                             $63,082,703 $63,555,395